EXHIBIT 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010 AND
 FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(UNAUDITED)

CONNECTICUT NATURAL GAS CORPORATION

TABLE OF CONTENTS

Page Number

Financial Statements:

Statement of Income for the three and nine months ended September 30, 2011 and 2010	3

Balance Sheet as of September, 2011 and December 31, 2010	4

Statement of Cash Flows for the nine months ended September 30, 2011 and 2010	6

Statement of Changes in Shareholder's Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2011	2010	2011	2010

Operating Revenues	$44,747	$52,671	$267,672	$258,254

Operating Expenses
Operation
Natural gas purchased	22,500	31,049	159,030	156,943
Operation and maintenance	15,839	15,169	49,363	46,892
Depreciation and amortization	6,275	5,773	18,010	17,155
Goodwill impairment charge	-	-	-	90,923
Taxes - other than income taxes	3,316	3,521	15,763	15,725
Total Operating Expenses	47,930	55,512	242,166	327,638
Operating Income	(3,183)	(2,841)	25,506	(69,384)

Other Income and (Deductions), net	948	440	130	4,291

Interest Charges, net
Interest on long-term debt	2,631	2,631	7,892	7,909
Other interest, net	191	313	876	1,025
	2,822	2,944	8,768	8,934
Amortization of debt expense and redemption premiums	44	44	132	132
Total Interest Charges, net	2,866	2,988	8,900	9,066

Income Before Income Taxes, Equity Earnings	(5,101)	(5,389)	16,736	(74,159)

Income Taxes	(1,959)	(3,620)	5,257	5,037

Net Income	(3,142)	(1,769)	11,479	(79,196)
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	13	13	39	39

Net Income attributable to Connecticut Natural Gas Corporation	$(3,155)	$(1,782)	$11,440	$(79,235)

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
For the Three and Nine Months Ended September 30, 2011 and 2010
(Thousands of Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net Income	$(3,142)	$(1,769)	$11,479	$(79,196)
Other Comprehensive Loss	(12)	-	(17)	-
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	13	13	39	39
Comprehensive Income	$(3,167)	$(1,782)	$11,423	$(79,235)

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
Current Assets
Unrestricted cash and temporary cash investments	$938	$49,521
Accounts receivable less allowance of $4,400 and $3,609, respectively	41,415	53,310
Unbilled revenues	6,120	18,534
Inter-company receivable	8,000	-
Current regulatory assets	17,956	19,192
Deferred income taxes	2,020	1,625
Natural gas in storage, at average cost	54,744	54,630
Materials and supplies	1,283	745
Prepayments	5,310	5,366
Derivative assets	-	353
Total Current Assets	137,786	203,276

Other investments	1,922	1,920

Net Property, Plant and Equipment	425,090	418,023

Regulatory Assets (future amounts owed from customers through the ratemaking process)	121,548	135,300

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,253	1,868
Goodwill	115,767	115,068
Other	1,408	882
Total Deferred Charges and Other Assets	118,428	117,818

Total Assets	$804,774	$876,337

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
Current Liabilities
Current portion of long-term debt	$8,892	$3,915
Accounts payable	26,340	40,036
Accrued liabilities	17,144	12,781
Current regulatory liabilities	2,709	10,073
Interest accrued	3,571	2,738
Taxes accrued	1,486	9,462
Total Current Liabilities	60,142	79,005

Noncurrent Liabilities
Pension accrued	52,318	60,371
Other post-retirement benefits accrued	18,347	17,515
Other	10,566	11,631
Total Noncurrent Liabilities	81,231	89,517

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	17,472	13,863

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	147,199	139,452

Commitments and Contingencies

Capitalization
Long-term debt	155,894	163,805

Preferred Stock of Subsidiary
Redeemable preferred stock, noncontrolling interests	750	750

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	351,545	350,827
Retained earnings	(42,692)	5,868
Accumulated other comprehensive income	-	17
Net Common Stock Equity	342,086	389,945

Total Capitalization	498,730	554,500

Total Liabilities and Capitalization	$804,774	$876,337

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$11,479	$(79,196)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,142	17,287
Deferred income taxes	7,959	(1,483)
Pension expense	5,293	4,907
Goodwill impairment charge	-	90,923
Deferred purchased gas	9,085	12,137
Other non-cash items, net	(4,005)	(6,266)
Changes in:
Accounts receivable, net	11,405	10,427
Unbilled revenues	12,414	12,129
Prepayments	56	21,769
Natural gas in storage	(114)	5,797
Accounts payable	(15,850)	(13,812)
Interest accrued	832	939
Taxes accrued	(7,303)	(1,393)
Accrued liabilities	4,364	(1,726)
Accrued pension	(12,258)	998
Other assets	(102)	1,151
Other liabilities	(4,058)	(3,833)
Total Adjustments	25,860	149,951
Net Cash provided by Operating Activities	37,339	70,755

Cash Flows from Investing Activities
Inter-company receivable	(8,000)	-
Plant expenditures including AFUDC debt	(17,853)	(14,431)
Other	(2)	4,191
Net Cash (used in) Investing Activities	(25,855)	(10,240)

Cash Flows from Financing Activities
Payment of common stock dividend	(60,000)	(11,000)
Other	(67)	(39)
Net Cash provided by Financing Activities	(60,067)	(11,039)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(48,583)	49,476
Balance at beginning of period	49,521	1,747
Balance at end of period	$938	$51,223

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2011
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income	Total
Balance as of December 31, 2010	10,634,436	$33,233	$350,827	$5,868	$17	$389,945

Net income				11,479		11,479
Adjustment to goodwill			718			718
Other comprehensive income, net of tax					(17)	(17)
Payment of common stock dividend				(60,000)		(60,000)
Payment of preferred stock dividend				(39)		(39)
Balance as of September 30, 2011	10,634,436	$33,233	$351,545	$(42,692)	$-	$342,086